Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The PNC Financial Services Group, Inc. of our report dated February 21, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The PNC Financial Services Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

January 5, 2026

PricewaterhouseCoopers LLP, 301 Grant Street, Suite 4500, Pittsburgh, PA 15219

+1 (412) 355 6000

www.pwc.com/us